SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                  July 31, 2003

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                 Commission               IRS Employer
jurisdiction                   File Number              Identification
of incorporation                                        Number

Delaware                         1-3492                 No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

         INFORMATION TO BE INCLUDED IN REPORT

Item 12. Disclosure of Results of Operations and Financial Condition

         On July 31, 2003 registrant issued a press release entitled "Halliburton Announces Second Quarter Results." Subsequent to the press release, an adjustment was made to Footnote Table 1 to reflect the first quarter 2002 Patent infringement lawsuit accrual as part of Landmark and Other ESG segment operating income rather than as part of the Production Optimization segment. This change did not impact the consolidated financial statements or segment results of Halliburton Company.

         The text of the amended press release is as follows:

                  HALLIBURTON ANNOUNCES SECOND QUARTER RESULTS
           $0.09 per diluted share income from continuing operations, including $0.24 charge on Barracuda-Caratinga Project and $0.03 gain on sale of
                        Halliburton Measurement Systems

HOUSTON - Halliburton (NYSE:HAL) announced today that second quarter 2003 income from continuing operations was $42 million or $0.09 per diluted share. Two items impacting continuing operations for the quarter on an after-tax basis were: a previously announced $104 million charge, or $0.24 per diluted share, on the Barracuda-Caratinga project and a $14 million gain, or $0.03 per diluted share, on the sale of Halliburton Measurement Systems ("HMS").

Net income for the second quarter 2003 was $26 million or $0.06 per diluted share, which includes a net loss from discontinued operations of $0.03 per diluted share.

Revenues were $3.6 billion in the second quarter 2003, up 11 percent from the second quarter 2002. This increase is largely attributable to increased activity in certain Engineering and Construction Group ("ECG") projects, including government services work in the Middle East.

Operating income was $71 million, including the $24 million pretax gain on the sale of HMS and the $173 million pretax loss on the Barracuda-Caratinga project, compared to a $405 million loss in the second quarter of 2002. The second quarter of 2002 included a $330 million asbestos charge, a $119 million loss on the Barracuda-Caratinga project, a $61 million charge related to the sale of Bredero-Shaw, a $56 million restructuring charge and a loss of $32 million on integrated solutions projects.

Results for the second quarter 2003 included a foreign exchange gain of $19 million ($11 million after-tax or $0.03 per diluted share) due to a significant strengthening of the British pound to the US dollar during the period.

"I am pleased the Energy Services Group's 2003 second quarter revenue and operating income compared favorably to the prior year quarter as well as this year's first quarter. However, company performance was adversely impacted by the charge on the Barracuda-Caratinga project," said David Lesar, chairman, president and chief executive officer of Halliburton. "Looking ahead, I expect improved activity levels to provide revenue and earnings growth for the balance of the year in all segments. Accordingly, we expect earnings per share from continuing operations for the third quarter to be at least $0.32 per share, excluding any impact of the proposed asbestos settlement."

Halliburton's objective is to provide transparency in its financial disclosures and therefore Halliburton is expanding its financial information into five segments and expanding geographic market disclosures. The tables at the end of this press release include:

    - Quarterly and year to date revenues and operating income by operating segment for 2001, 2002 and 2003;
    - Quarterly and year to date revenues and operating income by Energy Services Group ("ESG") geographic regions (North America, Latin America, Europe/Africa and Middle East/Asia) for 2001, 2002 and 2003;
    - Quarterly and year to date list of significant transactions by operating segment included in operating income for 2001, 2002 and 2003; and
    - Quarterly and year to date list of significant transactions by ESG geographic regions included in operating income for 2001, 2002 and 2003.

In addition, for the first time, condensed consolidated balance sheets as of June 30, 2003 and December 31, 2002 are included in the press release.

2003 Second Quarter Segment Results

Energy Services Group

During the second quarter 2003, Halliburton changed the way the ESG is managed by establishing four operating segments as follows:

    - Drilling and Formation Evaluation - consisting of drilling services (includes directional drilling and MWD/LWD), logging services and drill bits;

    - Fluids - consisting of cementing, drilling fluids and solid expandable tubulars;

    - Production Optimization - consisting of production enhancement services (includes fracturing, acidizing, coiled tubing, hydraulic workover, sand control, and pipeline and process services), completion products and services (includes well completion equipment, slickline and safety systems), tools and testing services (includes underbalanced applications, tubular conveyed perforating and testing services), and Subsea 7; and

    - Landmark and Other ESG - consisting of software and consulting services, integrated solutions projects, real-time operations, smart wells and non-core businesses (includes subsea operations not contributed to Subsea 7).

The following provides an analysis of material changes in revenues and operating income of the four ESG operating segments, ECG and Corporate for the second quarter 2003 compared to the second quarter 2002.

Combined ESG posted second quarter revenues of $1.8 billion, a $24 million increase, and operating income of $235 million, up $165 million.

Drilling and Formation Evaluation revenues were flat due to increased directional drilling services and drill bit sales being offset by the impact of the sale of Mono Pumps and lower Gulf of Mexico and Canadian drilling activity. Operating income, led by logging services, increased $7 million due to higher activity and margins internationally in Mexico, Venezuela, Nigeria and Indonesia.

Fluids revenue increased 15 percent due to increases in both cementing and drilling fluids reflecting higher land rig counts in the United States and improved results internationally. Operating income was up 39 percent and reflects increases in cementing primarily in Norway and Mexico, and drilling fluids primarily in Mexico, Algeria and Angola.

Production Optimization posted a $59 million increase in revenue with approximately two-thirds of the increase in production enhancement, where United States revenue was up as a result of higher land rig counts. Subsea 7, primarily in the North Sea, contributed most of the remaining increase. Operating income was up seven percent due to the $24 million gain on the sale of HMS. This gain was partially offset by pricing pressure in North America coupled with inventory adjustments and higher mobilization costs.

Landmark and Other ESG revenues decreased $104 million due to the contribution of subsea assets to Subsea 7 in May 2002. Operating income was up from a $127 million loss, reflecting last year's impairment of Bredero-Shaw, losses on integrated solutions projects and restructuring charges. Landmark revenues and operating income remained flat.

Engineering and Construction Group

ECG's second quarter revenues increased 23 percent. Government services more than doubled, and onshore operations increased 21 percent, partially offset by decreases in both operations and maintenance of 12 percent and offshore operations of 22 percent. The increase in government services revenues was mainly attributable to activity in Iraq. Onshore revenues were up due to increased activity on several large projects, including the In Amenas and In Salah projects in Algeria and LNG projects in Nigeria and Egypt. The decrease in offshore operations was related to lower activity due to the decision to no longer pursue fixed price offshore EPIC contracts.

The operating loss for ECG was $148 million, as compared to a $450 million loss in the second quarter of 2002. The change was attributable to the $330 million asbestos charge in the prior year as well as improved results in government services due primarily to activity in Iraq during the current quarter. This was partially offset by higher losses on the Barracuda-Caratinga project. The Barracuda-Caratinga project charge was due to higher cost estimates, schedule extensions, increased project contingencies and other factors identified during the quarterly project review.

General corporate costs decreased $9 million due to a restructuring charge in the second quarter of 2002.

Backlog

ECG backlog as of June 30, 2003 was $9.9 billion, up $400 million from March 31, 2003. The increase was primarily due to new work in government services. Approximately 37 percent of the backlog is for fixed fee contracts, compared to 41 percent at March 31, 2003. Of the fixed fee contract backlog, 38 percent of the total relates to onshore contracts, 25 percent relates to government services and 24 percent relates to offshore.

Firm orders were $8.2 billion at the end of the quarter. The remainder of the backlog primarily relates to government awards not yet funded, with the Balkans support contract representing the majority of the balance.

Discontinued Operations

The second quarter net loss from discontinued operations was $16 million after tax, or $0.03 per diluted share. This loss reflects a $30 million charge for debtor-in-possession financing to Harbison-Walker in connection with their Chapter 11 bankruptcy proceeding that is expected to be forgiven by the Company as part of the asbestos settlement process and resolution of the Harbison-Walker bankruptcy. In addition, discontinued operations included professional fees associated with due diligence and other aspects of the proposed settlement for asbestos liabilities offset by a release of environmental and legal accruals related to indemnities associated with our 2001 disposition of Dresser Equipment Group which are no longer required. In the second quarter of 2002, the net loss from discontinued operations was $140 million after tax, which reflects asbestos-related expenses of previously disposed businesses.

Liquidity and Capital Resources


Halliburton ended the second quarter with cash and equivalents of $1.9 billion, an increase from $1.1 billion at the end of 2002. The cash increase is due to $1.2 billion in proceeds from convertible senior notes that were issued during the quarter. The notes bear interest at 3.125 percent and are due July 15, 2023. A significant use of cash was the scheduled repayment of $139 million in senior notes. Although the Company had large increases in revenue during the first half of the year related to activity in Iraq, a significant portion of that revenue is currently invested in working capital, mainly accounts receivable and unbilled work. During the first six months of 2003, Halliburton's capital expenditures were $229 million, primarily in ESG.

Technology and Significant Achievements


Halliburton had a number of advances in technology and new contract awards including:

    - The KBR and Mowlem PLC joint venture, Aspire Defense, has been named by the UK Ministry of Defense as the preferred bidder for the $6.7 billion PFI contract to upgrade and provide a range of services to the British Army's garrisons around Salisbury Plain and at Aldershot. The contract includes a $1.7 billion construction program which will improve soldiers' single living accommodation, leisure and recreational facilities, technical and administrative accommodation, in addition to servicing and maintaining the facilities for a 30-year period.

    - Halliburton provided the technology for the first known monobore completion in the Gulf of Mexico when several Halliburton product service lines were integrated to develop a well system that minimizes the client's initial capital investment and allows stacked pay zones to be accessed without the use of a rig;


    - Halliburton and Statoil completed a successful test of a new game-changing formation evaluation technology. An LWD formation tester, the GeoTap(TM) sensor, was used to quantify formation pressure during drilling operations. The GeoTap(TM) tool, part of Sperry-Sun's Stellar(TM) MWD/LWD suite, was run in combination with a complete logging-while-drilling sensor package and the Geo-Pilot rotary steerable drilling system. This is the first time that this type of technology has been successfully applied in the Norwegian shelf;

    - Halliburton deployed the largest-ever coiled tubing intervention system for deepwater Gulf of Mexico operations. The system, which includes the largest, most powerful, and strongest components ever deployed, consists of Halliburton's V135HP coiled tubing injector, a reel capable of handling 36,000 feet of 2-3/8-inch coiled tubing, and a 750-ton capacity tension lift frame;

    - Halliburton expanded its relationship with Shell Exploration & Production Company for deepwater operations in the Gulf of Mexico. Halliburton was awarded a contract for the construction and implementation of a real-time operations center to help manage and optimize all Shell's well construction activities in the Gulf of Mexico; and

    - Landmark released the Drill-to-the-Earth Model(TM) system. The system combines a broad range of applications to enable asset team members to rapidly design wells and visualize real-time earth models and wellbore updates from drilling operations in a 3-D environment.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The Company serves its customers with a broad range of products and services through its Energy Services Group and Engineering and Construction Group. The Company's World Wide Web site can be accessed at www.halliburton.com.


NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the Company's control, which could cause actual results of operations to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks of judgments against the Company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims; future asbestos claims, defense and settlement costs, other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, changes in government regulations and adverse reaction to scrutiny involving the Company; political risks, including the risks of unsettled political conditions, ongoing conflicts in the Middle East and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the Company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K for the year ended December 31, 2002.

                               HALLIBURTON COMPANY
                      Consolidated Statements of Operations
             (Millions of dollars and shares except per share data)
                                   (Unaudited)


                                                                   Three Months                Three Months Ended
                                                                      Ended
                                                                     June 30                        March 31
                                                      -------------------------------------------------------------
                                                            2003                   2002               2003
-------------------------------------------------------------------------------------------------------------------
Revenues
Energy Services Group                                    $   1,780               $   1,756          $    1,611
Engineering and Construction Group                           1,819                   1,479               1,449
-------------------------------------------------------------------------------------------------------------------
    Total revenues                                       $   3,599               $   3,235          $    3,060
-------------------------------------------------------------------------------------------------------------------
Operating income (loss)
Energy Services Group                                    $     235               $      70          $      180
Engineering and Construction Group                            (148)                   (450)                (19)
General corporate                                              (16)                    (25)                (19)
-------------------------------------------------------------------------------------------------------------------
    Total operating income (loss)                               71                    (405)                142
-------------------------------------------------------------------------------------------------------------------
Interest expense                                               (25)                    (30)                (27)
Interest income                                                  7                      12                   8
Foreign currency, net                                           19                      (5)                 (6)
Other nonoperating, net                                          2                      (2)                  -
-------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before
    income taxes, minority interest, and
    change in accounting principle                              74                    (430)                117
Benefit (provision) for income taxes                           (29)                     77                 (50)
Minority interest in net income of subsidiaries                 (3)                     (5)                 (8)
-------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations
    before change in accounting principle                       42                    (358)                 59
Loss from discontinued operations, net                         (16)                   (140)                 (8)
Cumulative effect of change in accounting
    principle, net                                               -                       -                  (8)
-------------------------------------------------------------------------------------------------------------------
    Net income (loss)                                    $      26               $    (498)         $       43
===================================================================================================================
Basic income (loss) per share:
Continuing operations before change
    in accounting principle                              $    0.09               $   (0.83)        $      0.14
Loss from discontinued operations                            (0.03)                  (0.32)              (0.02)
-------------------------------------------------------------------------------------------------------------------
                                                              0.06                   (1.15)               0.12
Change in accounting principle                                   -                       -               (0.02)
-------------------------------------------------------------------------------------------------------------------
Net income (loss)                                        $    0.06               $   (1.15)        $      0.10
===================================================================================================================
Diluted income (loss) per share:
Continuing operations before change in
    accounting principle                                 $   0.09               $     (0.83)        $     0.14
Loss from discontinued operations                           (0.03)                    (0.32)             (0.02)
-------------------------------------------------------------------------------------------------------------------
                                                             0.06                     (1.15)              0.12
Change in accounting principle                                  -                         -              (0.02)
-------------------------------------------------------------------------------------------------------------------
Net income (loss)                                        $   0.06               $     (1.15)        $     0.10
===================================================================================================================
Basic weighted average common shares outstanding              434                       432                434
Diluted weighted average common shares outstanding            436                       432                436

See Footnote Table 1 for a list of significant  items included in operating income.

                               HALLIBURTON COMPANY
                      Consolidated Statements of Operations
             (Millions of dollars and shares except per share data)
                                   (Unaudited)


                                                                  Six Months Ended
                                                                       June 30
                                                     --------------------------------------------
                                                            2003                     2002
-------------------------------------------------------------------------------------------------
Revenues
Energy Services Group                                   $   3,391                  $      3,445
Engineering and Construction Group                          3,268                         2,797
-------------------------------------------------------------------------------------------------
    Total revenues                                      $   6,659                  $      6,242
-------------------------------------------------------------------------------------------------
Operating income (loss)
Energy Services Group                                   $     415                  $        239
Engineering and Construction Group                           (167)                         (508)
General corporate                                             (35)                          (13)
-------------------------------------------------------------------------------------------------
    Total operating income (loss)                       $     213                  $       (282)
-------------------------------------------------------------------------------------------------
Interest expense                                              (52)                          (62)
Interest income                                                15                            16
Foreign currency, net                                          13                           (13)
Other nonoperating, net                                         2                             2
-------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before
    income taxes, minority interest, and
    change in accounting principle                            191                          (339)
Benefit (provision) for income taxes                          (79)                           41
Minority interest in net income of subsidiaries               (11)                          (10)
-------------------------------------------------------------------------------------------------
Income (loss) from continuing operations
    before change in accounting principle                     101                          (308)
Loss from discontinued operations, net                        (24)                         (168)
Cumulative effect of change in accounting
    principle, net                                             (8)                            -
-------------------------------------------------------------------------------------------------
Net income (loss)                                       $      69                  $       (476)
-------------------------------------------------------------------------------------------------
Basic income (loss) per share:
Continuing operations before change
    in accounting principle                             $    0.23                  $      (0.71)
Loss from discontinued operations                           (0.05)                        (0.39)
-------------------------------------------------------------------------------------------------
                                                             0.18                         (1.10)
Change in accounting principle                              (0.02)                            -
-------------------------------------------------------------------------------------------------
Net income (loss)                                       $    0.16                  $      (1.10)
-------------------------------------------------------------------------------------------------
Diluted income (loss) per share:
Continuing operations before change in
    accounting principle                                $    0.23                  $      (0.71)
Loss from discontinued operations                           (0.05)                        (0.39)
-------------------------------------------------------------------------------------------------
                                                             0.18                         (1.10)
Change in accounting principle                              (0.02)                            -
-------------------------------------------------------------------------------------------------
Net income (loss)                                       $    0.16                  $      (1.10)
-------------------------------------------------------------------------------------------------
Basic weighted average common shares outstanding              434                           432
Diluted weighted average common shares outstanding            436                           432

See Footnote Table 1 for a list of significant items included in operating income.

                               HALLIBURTON COMPANY
                      Condensed Consolidated Balance Sheets
                              (Millions of dollars)
                                   (Unaudited)


                                                            June 30           December 31
                                                      ----------------------------------------
                                                             2003                 2002
----------------------------------------------------------------------------------------------
                       Assets
Current assets:
Cash and equivalents                                     $     1,859          $   1,107
Total receivables, net                                         3,666              3,257
Inventories                                                      747                734
Other current assets                                             503                462
----------------------------------------------------------------------------------------------
Total current assets                                           6,775              5,560

Property, plant and equipment, net                             2,498              2,629
Insurance for asbestos and silica related liabilities          2,059              2,059
Other assets                                                   2,690              2,596
----------------------------------------------------------------------------------------------
Total assets                                             $    14,022          $  12,844
==============================================================================================

        Liabilities and Shareholders' Equity

Current liabilities:
Short-term notes payable                                 $        16          $      49
Current maturities of long-term debt                             166                295
Accounts payable                                               1,056              1,077
Other current liabilities                                      2,079              1,851
----------------------------------------------------------------------------------------------
Total current liabilities                                      3,317              3,272

Long-term debt                                                 2,374              1,181
Asbestos and silica related liabilities                        3,396              3,425
Other liabilities                                              1,293              1,337
Minority interest in consolidated subsidiaries                    83                 71
----------------------------------------------------------------------------------------------
Total liabilities                                             10,463              9,286
==============================================================================================
Total shareholders' equity                                     3,559              3,558
----------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity               $    14,022          $  12,844
----------------------------------------------------------------------------------------------

                                     TABLE 1

                               HALLIBURTON COMPANY
          Revenue and Operating Income Comparison By Operating Segments
                              (Millions of dollars)
                                   (Unaudited)


                                                                                 Six Months
                                                    Quarter Ended                  Ended
                                          -----------------------------------------------------
                  2003                        March 31          June 30           June 30
-----------------------------------------------------------------------------------------------
Revenues
Drilling and Formation Evaluation             $    379           $    414         $    793
Fluids                                             480                518              998
Production Optimization                            629                693            1,322
Landmark and Other ESG                             123                155              278
-----------------------------------------------------------------------------------------------
    Total Energy Services Group                  1,611              1,780            3,391
Engineering and Construction Group               1,449              1,819            3,268
-----------------------------------------------------------------------------------------------
       Total revenues                         $  3,060           $  3,599         $  6,659
===============================================================================================

Operating Income
Drilling and Formation Evaluation             $     66           $     49         $    115
Fluids                                              55                 68              123
Production Optimization                             70                113              183
Landmark and Other ESG                             (11)                 5               (6)
-----------------------------------------------------------------------------------------------
    Total Energy Services Group                    180                235              415
Engineering and Construction Group                 (19)              (148)            (167)
General Corporate                                  (19)               (16)             (35)
-----------------------------------------------------------------------------------------------
       Total operating income                 $    142           $     71         $    213
===============================================================================================


                                                                                                           Twelve Months
                                                                   Quarter Ended                               Ended
                                           -------------------------------------------------------------------------------
                  2002                      March 31        June 30       September 30     December 31      December 31
--------------------------------------------------------------------------------------------------------------------------
Revenues
Drilling and Formation Evaluation            $    399       $     413       $      408       $     413      $    1,633
Fluids                                            453             450              449             463           1,815
Production Optimization                           612             634              655             653           2,554
Landmark and Other ESG                            225             259              165             185             834
--------------------------------------------------------------------------------------------------------------------------
     Total Energy Services Group                1,689           1,756            1,677           1,714           6,836
Engineering and Construction Group              1,318           1,479            1,305           1,634           5,736
--------------------------------------------------------------------------------------------------------------------------
          Total revenues                     $  3,007       $   3,235       $    2,982       $   3,348      $   12,572
==========================================================================================================================

Operating Income
Drilling and Formation Evaluation            $     38       $      42       $       35      $      45       $      160
Fluids                                             51              49               54             48              202
Production Optimization                            83             106              103             92              384
Landmark and Other ESG                             (3)           (127)               8             14             (108)
--------------------------------------------------------------------------------------------------------------------------
     Total Energy Services Group                  169              70              200            199              638
Engineering and Construction Group                (58)           (450)              12           (189)            (685)
General Corporate                                  12             (25)             (21)           (31)             (65)
--------------------------------------------------------------------------------------------------------------------------
          Total operating income (loss)      $    123       $    (405)      $      191      $     (21)      $     (112)
==========================================================================================================================

See  Footnote  Table 1 for a list of  significant  items  included in  operating income.

                                     TABLE 1

                               HALLIBURTON COMPANY
          Revenue and Operating Income Comparison By Operating Segments
                              (Millions of dollars)
                                   (Unaudited)
                                   (continued)


                                                                                                        Twelve Months
                                                                Quarter Ended                               Ended
                                         -------------------------------------------------------------------------------
                 2001                      March 31       June 30      September 30     December 31      December 31
------------------------------------------------------------------------------------------------------------------------
Revenues
Drilling and Formation Evaluation           $    383       $    425       $    425        $     410      $     1,643
Fluids                                           487            520            556              502            2,065
Production Optimization                          634            741            759              669            2,803
Landmark and Other ESG                           288            322            358              332            1,300
------------------------------------------------------------------------------------------------------------------------
     Total Energy Services Group               1,792          2,008          2,098            1,913            7,811
Engineering and Construction Group             1,352          1,331          1,293            1,259            5,235
------------------------------------------------------------------------------------------------------------------------
          Total revenues                    $  3,144       $  3,339       $  3,391        $   3,172      $    13,046
========================================================================================================================

Operating Income
Drilling and Formation Evaluation           $     25       $     42       $     48        $      56      $       171
Fluids                                            63             74             94               77              308
Production Optimization                           97            153            161              117              528
Landmark and Other ESG                             4             (1)            18                8               29
------------------------------------------------------------------------------------------------------------------------
     Total Energy Services Group                 189            268            321              258            1,036
Engineering and Construction Group                27             21             36               27              111
General Corporate                                (18)           (17)           (15)             (13)             (63)
------------------------------------------------------------------------------------------------------------------------
          Total operating income            $    198       $    272       $    342        $     272      $     1,084
========================================================================================================================

See Footnote Table 1 for a list of  significant  items included in operating income.

                                     TABLE 2

                               HALLIBURTON COMPANY
                     Revenue and Operating Income Comparison
                  By Geographic Region - Energy Services Group
                              (Millions of dollars)
                                   (Unaudited)

                                                                              Six Months
                                                  Quarter Ended                 Ended
                                         ----------------------------------------------------
                     2003                   March 31         June 30           June 30
        -------------------------------------------------------------------------------------
        Revenues
        North America                        $    745        $    762         $  1,507
        Latin America                             182             226              408
        Europe / Africa                           342             394              736
        Middle East / Asia                        342             398              740
        -------------------------------------------------------------------------------------
            Total revenues                   $  1,611        $  1,780         $  3,391
        =====================================================================================

        Operating Income
        North America                        $     84        $     91         $    175
        Latin America                              23              43               66
        Europe / Africa                            32              51               83
        Middle East / Asia                         41              50               91
        -------------------------------------------------------------------------------------
            Total operating income           $    180        $    235         $    415
        =====================================================================================

                                                                                                        Twelve Months
                                                               Quarter Ended                                Ended
                                      ----------------------------------------------------------------------------------
                  2002                  March 31         June 30       September 30     December 31      December 31
    --------------------------------- -------------- ---------------- ---------------- --------------- -----------------
    Revenues
    North America                         $    764     $     764          $    771         $    732        $   3,031
    Latin America                              197           222               209              218              846
    Europe / Africa                            424           423               350              381            1,578
    Middle East / Asia                         304           347               347              383            1,381
    -------------------------------------------------------------------------------------------------- -----------------
         Total revenues                   $  1,689     $   1,756          $  1,677         $  1,714        $   6,836
    ====================================================================================================================

    Operating Income
    North America                         $    (18)    $       9          $    133         $     75        $     199
    Latin America                               18            38                28               24              108
    Europe / Africa                            133            (3)                9               39              178
    Middle East / Asia                          36            26                30               61              153
    --------------------------------------------------------------------------------------------------------------------
         Total operating income           $    169     $      70          $    200         $    199        $     638
    ====================================================================================================================


                                     TABLE 2

                               HALLIBURTON COMPANY
                     Revenue and Operating Income Comparison
                  By Geographic Region - Energy Services Group
                              (Millions of dollars)
                                   (Unaudited)
                                   (continued)

                                                                                                          Twelve Months
                                                                 Quarter Ended                                Ended
                                        ---------------------------------------------------------------------------------
                 2001                      March 31         June 30      September 30     December 31      December 31
-------------------------------------------------------------------------------------------------------------------------
Revenues
North America                               $     953      $  1,063         $  1,085        $    891         $   3,992
Latin America                                     204           221              248             245               918
Europe / Africa                                   374           421              457             466             1,718
Middle East / Asia                                261           303              308             311             1,183
------------------------------------------------------------------------------------------------------------------------
    Total revenues                          $   1,792      $  2,008         $  2,098        $  1,913         $   7,811
=========================================================================================================================

Operating Income
North America                               $     168      $    213         $    239        $    170         $     790
Latin America                                      33            38               42              40               153
Europe / Africa                                   (22)            1               (5)              7               (19)
Middle East / Asia                                 10            16               45              41               112
-------------------------------------------------------------------------------------------------------------------------
     Total operating income                 $     189      $    268         $    321        $    258         $   1,036
=========================================================================================================================

See Footnote Table 2 for a list of significant items included in operating income.


                                                           Footnote Table 1
                                             Items Included in Operating Income by Segment
                                                         (Millions of dollars)
                                                              (Unaudited)


                                                                                                               Twelve Months
                                                                     Quarter Ended                                 Ended
--------------------------------------------------------------------------------------------------------------------------------
                   2003                       March 31        June 30       September 30      December 31       December 31
--------------------------------------------------------------------------------------------------------------------------------
Drilling Formation and Evaluation:
    Mono Pumps gain on sale                   $   36          $     -       $      -          $      -         $     36
Production Optimization:
    HMS gain on sale                               -               24              -                 -               24
Landmark and Other ESG:
    Wellstream loss on sale                      (15)               -              -                 -              (15)
Engineering & Construction:
    Asbestos and silica liability                 (2)               -              -                 -               (2)
    Barracuda-Caratinga project loss             (55)            (173)             -                 -             (228)
--------------------------------------------------------------------------------------------------------------------------------
         Total                                $  (36)         $  (149)      $      -          $      -         $   (185)
================================================================================================================================

                   2002
Landmark and Other ESG:
    EMC gain on sale                          $  108          $     -       $      -          $      -         $    108
    Patent infringement lawsuit accrual          (98)               -              -                 -              (98)
    Restructuring charge                          (5)             (37)            (5)              (17)             (64)
    Bredero impairment                             -              (61)             -                 -              (61)
    Bredero loss on sale                           -                -            (18)                -              (18)
Engineering & Construction:
    Highlands receivable write-off               (80)               -              -                 -              (80)
    Restructuring charge                          (4)             (10)            (2)               (2)             (18)
    Barracuda-Caratinga project loss               -             (119)             -                 2             (117)
    Asbestos and silica liability                  -             (330)             -              (234)            (564)
Corporate:
    Insurance company demutualization             28                -              -                 1               29
    Restructuring charge                          (2)              (9)            (4)              (10)             (25)
--------------------------------------------------------------------------------------------------------------------------------
         Total                                $  (53)      $     (566)     $     (29)         $   (260)        $   (908)
================================================================================================================================

                   2001
Engineering & Construction:
    Asbestos and silica liability             $   (5)      $        -      $      (3)         $     (3)        $    (11)
--------------------------------------------------------------------------------------------------------------------------------
         Total                                $   (5)      $        -      $      (3)         $     (3)        $    (11)
================================================================================================================================


                                                           Footnote Table 2
                                  Items Included in Operating Income by Geographic Region - ESG Only
                                                         (Millions of dollars)
                                                              (Unaudited)

                                                                                                               Twelve Months
                                                                   Quarter Ended                                   Ended
--------------------------------------------------------------------------------------------------------------------------------
                                           March 31         June 30        September 30      December 31        December 31
--------------------------------------------------------------------------------------------------------------------------------
                 2003
North America:
    Mono Pumps gain on sale                $      24       $        -       $        -        $        -        $       24
    Wellstream loss on sale                      (11)               -                -                 -               (11)
    HMS gain on sale                               -               24                -                 -                24
Europe / Africa:
    Mono Pumps gain on sale                       12                -                -                 -                12
    Wellstream loss on sale                       (4)               -                -                 -                (4)
--------------------------------------------------------------------------------------------------------------------------------
         Total                             $      21       $       24       $        -        $        -        $       45
================================================================================================================================

                 2002
North America:
    Patent infringement lawsuit
       accrual                             $     (98)      $        -       $        -        $        -        $      (98)
    Restructuring charge                          (5)             (29)              (4)              (13)              (51)
    Bredero-Shaw impairment                        -              (61)               -                 -               (61)
    Bredero-Shaw loss on sale                      -                -              (18)                -               (18)
Latin America:
    Restructuring charge                           -               (3)               -                 -                (3)
Europe / Africa:
    EMC gain on sale                             108                -                -                 -               108
    Restructuring charge                           -               (2)              (1)               (4)               (7)
Middle East / Asia:
    Restructuring charge                           -               (3)               -                 -                (3)
--------------------------------------------------------------------------------------------------------------------------------
         Total                             $       5       $      (98)       $     (23)       $      (17)       $     (133)
================================================================================================================================


                                                                  ###

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     July 31, 2003                By: /s/ Margaret E. Carriere
                                          -------------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary